UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On October 13, 2020, the Board of Directors (the “Board”) of Dynex Capital, Inc. (the “Company”) elected Ms. Julia L. Coronado and Ms. Joy D. Palmer as directors of the Company, effective October 27, 2020.

Ms. Coronado and Ms. Palmer will be entitled to the standard compensation provided to non-employee directors as such compensation was described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 28, 2020. Ms. Coronado has been appointed to serve on the Company’s Compensation Committee, Nominating & Corporate Governance Committee and Investment Committee. Ms. Palmer has been appointed to serve on the Company’s Audit Committee, Compensation Committee and Investment Committee.

There are no arrangements or understandings between Ms. Coronado or Ms. Palmer and any other person pursuant to which either was elected as a director. Further, neither Ms. Coronado nor Ms. Palmer is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

In connection with the election of Ms. Coronado and Ms. Palmer as directors, on October 19, 2020, Ms. Valerie A. Mosley notified the Board of her decision to resign from the Board and all committees on which she serves, effective October 27, 2020. Ms. Mosley did not stand for re-election at the Company’s annual meeting of shareholders on June 9, 2020 due to other commitments on her time; however, she agreed to rejoin the Board until the Board found a replacement for her seat on the Board. Ms. Mosley’s decision was not a result of any disagreement between Ms. Mosley and the Company on any matter relating to the Company’s operations, policies, personnel or practices.

Ms. Mosley has been a director of the Company since 2013. The Company and the Board are grateful to Ms. Mosley for her years of service and valuable contributions to the Company.

Item 7.01 Regulation FD Disclosure.

On October 19, 2020, the Company issued a press release announcing the election of Ms. Coronado and Ms. Palmer to the Board and the resignation of Ms. Mosley from the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 19, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	October 19, 2020	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer